VOTING AGREEMENT

AGREEMENT (the "Agreement") entered into as of February 6, 2006, by and between Joseph A. Turek (the "Shareholder"), M.A.G. Capital, LLC, a California limited liability company ("M.A.G."), and Mercator Momentum Fund III, a California limited partnership (the "Lender"), Mercator Momentum Fund, a California limited partnership ("Momentum Fund"), and Monarch Pointe Fund, Ltd., a corporation organized under the laws of the British Virgin Islands ("MPF" and, with the Lender and Momentum Fund, the "M.A.G. Funds").

RECITALS

The Shareholder is the owner of voting securities of M-Wave, Inc., a Delaware corporation (the "Company"). M.A.G. and the M.A.G. Funds (together, the "M.A.G. Parties") also own securities issued by the Company. The Company is indebted to the Lender. The Company has requested that the Lender enter into an agreement with the Company entitled First Amendment to Loan and Security Agreements (the "Amendment") to modify certain of the terms of the indebtedness of the Company to the Lender.

The Company has further requested that the M.A.G. Funds enter into various agreements with the Company that provide for the exchange by the M.A.G. Funds of senior and subordinated indebtedness of the Company for its shares of Series B Preferred Stock of the Company and warrants to purchase common stock (the "Series B Agreements"). The Series B Agreements provide that the Series B Preferred Stock will be convertible into common stock of the Company, but that the amount of common stock that may be acquired pursuant to such conversion is limited to that number of shares of common stock that constitutes 19.9% of the outstanding common stock on the date of the Agreements unless and until the Shareholders of the Company approve the conversion of all of the Series B Preferred Stock into shares of common stock free from this limitation (the "Shareholder Approval").

The Company intends to attempt to identify and pursue a transaction in which the Company would make a significant acquisition of another company or the business or assets of another company (an "Acquisition"). The Board of Directors of the Company has established a special committee of the board (the "Committee") to review and consider potential Acquisitions.

The Lender requires, as a condition to its execution of the Amendment, and the M.A.G. Funds require, as a condition to their execution of the Series B Agreements, that the Shareholder enter into this Agreement, pursuant to which the Shareholder agrees to vote all of the voting securities of the Company that he owns or otherwise controls (i) in favor of any Acquisition that is recommended by the Committee (a "Recommended Acquisition"), (ii) in favor of any related proposal or transaction that is necessary to effect any Recommended Acquisition, and (iii) in favor of the Shareholder Approval. The Shareholder believes that the Amendment and the Series B Agreements will provide a direct benefit to the Company and an indirect benefit to him as a shareholder of the Company and has agreed to enter into this Agreement to induce the Lender to execute the Amendment and the M.A.G. Funds to execute the Series B Agreements.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Voting Agreement.   The Shareholder hereby agrees to vote all voting securities of the Company now or at any time hereafter owned or controlled by him of record or beneficially or with respect to which he holds a proxy (i) in favor of any Recommended Acquisition, (ii) in favor of any related proposal or transaction that is necessary to effect any Recommended Acquisition and (iii) in favor of the Shareholder Approval. This undertaking shall terminate on the earlier of the first anniversary of this Agreement or the closing of the Recommended Acquisition.

2.     Transfer Restriction.   The Shareholder shall not, until after the earlier of the first anniversary of this Agreement or the closing of the Recommended Acquisition, sell, assign, otherwise transfer or encumber any voting securities of the Company that he owns as of the date of this Agreement or that he acquires during the term of the commitment made in the preceding portion of this sentence, give up voting control over any voting securities of the Company with respect to which he holds a proxy or over which he otherwise has voting control on the date of this Agreement or with respect to which he obtains a proxy or over which he otherwise obtains voting control during the term of the commitment made in the preceding portion of this sentence or execute any proxy with respect to any of such voting securities or enter into any agreement or other arrangement relating to the voting of any of such voting securities other than this Agreement.

3.     Representations and Warranties of the Shareholder.   The Shareholder represents and warrants to the M.A.G. Parties that:

(a)     This Agreement is a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms;

(b)     Neither the execution of this Agreement by the Shareholder nor the performance by the Shareholder of his obligations hereunder will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind by which the Shareholder is bound;

(c)     No consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person as required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder;

(d)     On the date hereof the Shareholder has sole voting power or power to direct the vote with respect to the voting securities of the Company described at the end of this Agreement, and the Shareholder has not granted any proxy with respect to such voting securities that is in effect on the date hereof;

(e)     The Shareholder has not, with the exception of this Agreement, subjected any of the voting securities of the Company owned by him to any voting trust or any other agreement, understanding or arrangement; and

(f)     The Shareholder acknowledges that this Agreement is made for the benefit of each of the M.A.G. Parties, each of which may recover any damages from the Shareholder that it may suffer as a result of any breach of this Agreement by the Shareholder.

4.    Representations and Warranties of the Shareholder.   The M.A.G. Parties represent and warrant to the Shareholder that:

(a)     This Agreement is a valid and binding agreement of the M.A.G. Parties, enforceable against them in accordance with its terms;

(b)     Neither the execution of this Agreement by the M.A.G. Parties nor the performance by the M.A.G. Parties of their obligations hereunder will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind by which any of the M.A.G. Parties is bound; and

(c)     No consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person as required by or with respect to the M.A.G. Parties in connection with the execution and delivery of this Agreement by the M.A.G. Parties.

5.     Indemnification.   The Shareholder, in the one hand, and the M.A.G. Parties, on the other hand, each agree to indemnify and defend the other from and against all losses resulting from or arising out of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the indemnifying party contained in this Agreement or (ii) any breach by the indemnifying party of any obligation imposed upon the indemnifying party by this Agreement; provided, however, that neither the aggregate liability of the Shareholder to the M.A.G. Parties under this Section 5, nor the aggregate liability of the M.A.G. Parties to the Shareholder under this Section 5, shall exceed the product of the closing price of the Common Stock of the Company on the date of this Agreement and the number of shares of the Common Stock of the Company held by the Shareholder on the date of this Agreement.

6.     Specific Performance.   The Shareholder acknowledges that irreparable injury would occur in the event any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Shareholder agrees that each of the M.A.G. Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which any of the M.A.G. Parties may be entitled at law or equity.

7.     Termination.   This Agreement shall terminate upon the termination of the commitment made by the Shareholder in Section 1.

8.     Miscellaneous Provisions.

(a)     Addresses for Notices.  Any notice or other document required or permitted to be given or delivered to any of the M.A.G. Parties shall be delivered or forwarded to M.A.G. at 555 South Flower Street, Suite 4200, Los Angeles, California 90071, Attention: David F. Firestone (Facsimile No. 213/553-8285), or to such other address or number as shall have been furnished to the Shareholder in writing by M.A.G., with a copy to Sheppard Mullin Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, California 90071-1448 Attention David C. Ulich (Facsimile No. 213/620-1398). Any notice or other document required or permitted to be given or delivered to the Shareholder shall be delivered or forwarded to the Shareholder at 11533 Franklin Avenue, Franklin Park, Illinois 60131 (Facsimile No. 630 929-9755), with a copy to ________________________________________ (Facsimile No. 630 390 2275), or to such other address or number as shall have been furnished to M.A.G. and the Lender in writing by the Shareholder.

(b)     Effectiveness of Notices.  All notices, requests and approvals required by this Agreement shall be in writing and shall be conclusively deemed to be given (i) when hand-delivered to the other party, (ii) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (b) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (iii) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as required by Section 8(a), or (iv) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as required by Section 8(a) with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

(c)     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof.

(d)     Waiver, Amendments and Headings.  This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

(e)     Jurisdiction.  Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Los Angeles, California and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 6(a) shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of a party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(f)    Attorneys' Fees and Disbursements.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as the date first above written.

Voting Securities of the Company held by the Shareholder:    1,379,000.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

/s/ Joseph A. Turek
Joseph A. Turek

M.A.G. Capital, LLC

By:	/s/ David F. Firestone
David F. Firestone,
Managing Member

Mercator Momentum Fund III, L.P.

By:	M.A.G. Capital, LLC,
General Partner

By:	/s/ David F. Firestone
David F. Firestone,
Managing Member

Mercator Momentum Fund, L.P.

By:	M.A.G. Capital, LLC,
General Partner

By:	/s/ David F. Firestone
David F. Firestone,
Managing Member

Monarch Pointe Fund, Ltd.

By:	/s/ David F. Firestone
David F. Firestone,
Managing Member